Exhibit 99.1

Diamond Foods Provides Audit Committee Investigation Update

SAN FRANCISCO, CA, December 12, 2011 – Diamond Foods, Inc. (NASDAQ: DMND) today provided an update on its ongoing Audit Committee investigation into accounting for certain crop payments to walnut growers.

The Audit Committee currently anticipates being able to conclude its investigation by the middle of February, 2012. As a result of the ongoing investigation, Diamond will not file its Form 10-Q for its fiscal first quarter prior to the December 12, 2011 filing deadline. Diamond will take steps to file its Form 10-Q for the first quarter as soon as practicable after conclusion of the investigation. The Audit Committee has dedicated significant resources to its investigation, including the retention of independent legal and accounting advisors, in order to conduct a thorough and expeditious review.

In accordance with standard Nasdaq procedure, Diamond expects to receive a notice of deficiency from the Nasdaq Listing Qualifications Department, indicating that Diamond is not in compliance with Nasdaq Listing Rule 5250(c)(1). Diamond intends to submit a plan to regain compliance as quickly as possible. During this process, Diamond’s common stock will continue to be listed and traded on The NASDAQ Global Select Market.

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

Contacts

Investors: Diamond Foods Linda Segre SVP, Corporate Strategy 415-445 -7444 lsegre@diamondfoods.com	Media: Sard Verbinnen & Co for Diamond Foods Paul Kranhold/John Christiansen/Lucy Neugart 415-618-8750 pkranhold@sardverb.com jchristiansen@sardverb.com lneugart@sardverb.com

Note regarding forward-looking statements

Statements in this press release that relate to future results, events and expectations, including statements about the anticipated timing and outcome of the Audit Committee investigation, the filing of Diamond’s periodic reports under the Securities Exchange Act of 1934 and the Nasdaq delisting process are forward-looking statements based on Diamond management’s current expectations. Actual results may differ materially from those described in these forward-looking statements because of many risks and uncertainties, including: general economic, business and industry conditions; the duration and scope of the Audit Committee’s investigation and the potential outcomes of such investigation, including potential conclusions that there is a material weakness in Diamond’s internal control over financial reporting, that its disclosure controls and procedures are not effective, that a restatement of Diamond’s financial statements is required; Nasdaq delisting proceedings for Diamond’s common stock; the terms of the agreements between Diamond and The Procter & Gamble Company with respect to the Pringles acquisition; risks relating to Diamond’s credit facilities, including compliance with existing debt covenants and the availability of financing after the expiration on March 1, 2012 of commitments under Diamond’s Credit Agreement dated October 5, 2011 that are required in connection with the Pringles acquisition; and litigation and potential governmental investigations or proceedings arising out of or related to accounting and financial reporting matters. Additional discussion of these and other factors affecting Diamond’s business and prospects is described under “Part I – Item 1A. Risk Factors” in Diamond’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, under “Risk Factors” in Diamond’s registration statement on Form S-4 filed with the SEC in conjunction with the proposed acquisition of the Pringles snack business from P&G, which registration statement has not yet become effective, and under “Additional Risk Factors” in Diamond’s Current Report on Form 8-K filed with the SEC on November 28, 2011. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and Diamond assumes no obligation to update any forward-looking statement or reasons why results might differ.

Additional Information

In connection with the proposed transaction between Diamond and P&G, Diamond has filed a registration statement on Form S-4 with the SEC, but this registration statement has not become effective. Investors are urged to read the registration statement and any other relevant documents when they become available because they will contain important information about Diamond, Pringles and the proposed transaction. The registration statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. The documents can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7444, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.

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